                                                                     Exhibit 23



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in Registration Statement No. 333-62014 of TXU Corp. on Form S-8 of our report dated June 24, 2004, appearing in this Annual Report on Form 11-K/A of the TXU Deferred and Incentive Compensation Plan for the period ended March 31, 2004.





/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
June 30, 2004